As filed with the Securities and Exchange Commission on August 14, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NUCOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	13-1860817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1915 Rexford Road Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Nucor Corporation 2014 Omnibus Incentive Compensation Plan

(Full title of the plan)

James D. Frias

Chief Financial Officer, Treasurer and Executive Vice President

1915 Rexford Road

Charlotte, North Carolina 28211

(Name and address of agent for service)

(704) 366-7000

(Telephone number, including area code, of agent for service)

Copies to:

Wade B. Sample, Jr., Esq.

Moore & Van Allen PLLC

100 North Tryon Street, Suite 4700

Charlotte, North Carolina 28202-4003

(704) 331-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.40 per share	6,000,000 shares	$43.57	$261,420,000.00	$33,932.32

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of the registrant’s common stock that may become issuable under the above-named plan by reason of any stock split, stock dividend or other similar transaction.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s common stock as reported on the New York Stock Exchange on August 7, 2020.

EXPLANATORY NOTE

This registration statement on Form S-8 registers additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the Nucor Corporation 2014 Omnibus Incentive Compensation Plan is effective. Accordingly, pursuant to General Instruction E to Form S-8, the registrant hereby incorporates by reference herein the contents of such registration statement on Form S-8 (Registration No. 333-196104) and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of Nucor Corporation (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed September 14, 2010 (File No. 001-04119))

4.2	Bylaws of Nucor Corporation, as amended and restated September 15, 2016 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed September 20, 2016 (File No. 001-04119))

5.1*	Opinion of Moore & Van Allen PLLC

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature pages to this registration statement)

99.1	2014 Omnibus Incentive Compensation Plan, as amended and restated effective February 17, 2020 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed May 18, 2020 (File No. 001-04119))

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 14th day of August, 2020.

NUCOR CORPORATION

By:	/s/ James D. Frias
James D. Frias
Chief Financial Officer, Treasurer and Executive Vice President

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above-named registrant, by his or her execution hereof, hereby constitutes and appoints Leon J. Topalian, James D. Frias, A. Rae Eagle, Michael D. Keller and Gregory J. Murphy, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute any and all amendments (including post-effective amendments) to such registration statement and any related registration statement (or amendment thereto) pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Securities and Exchange Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, or their substitutes, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 14th day of August, 2020:

Signature	Title

/s/ Leon J. Topalian Leon J. Topalian	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ James D. Frias James D. Frias	Chief Financial Officer, Treasurer and Executive Vice President (Principal Financial Officer)

/s/ Michael D. Keller Michael D. Keller	Vice President and Corporate Controller (Principal Accounting Officer)

/s/ Lloyd J. Austin III Lloyd J. Austin III	Director

/s/ Patrick J. Dempsey Patrick J. Dempsey	Director

/s/ Christopher J. Kearney Christopher J. Kearney	Director

/s/ Laurette T. Koellner Laurette T. Koellner	Director

/s/ Joseph D. Rupp Joseph D. Rupp	Director

/s/ John H. Walker John H. Walker	Non-Executive Chairman

/s/ Nadja Y. West Nadja Y. West	Director

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